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                                                                   EXHIBIT 10.4

                              FIRST AMENDMENT TO
                            JOINT VENTURE AGREEMENT

This First Amendment to Joint Venture Agreement ("First Amendment") is made and entered into as of September 16th, 1997, by and among Trans Cosmos, Inc., a
                             ----
Japanese corporation ("TCI"), Primus Communications Corporation, a Washington corporation ("Primus"), and Best Career Company, a Japanese corporation ("BCC").

Background

Primus and TCI are parties to a certain Joint Venture Agreement, dated November 16, 1995 ("Agreement").

Pursuant to the Agreement, Primus and TCI established Primus Communications Corp. Japan, a Japanese corporation ("Primus KK"). The total outstanding stock of Primus KK is 200 shares, of which Primus owns 100 shares and TCI owns 100 shares. The total authorized stock of Primus KK is 800 shares.

TCI and Primus wish to add BCC as a party to the Agreement and as a shareholder of Primus KK.

TCI and Primus wish to amend the Agreement to provide for the issuance of additional stock in Primus KK in order that TCI and Primus each holds approximately 15% of the common stock of Primus KK, and BCC holds the remaining approximately 70 percent, and to reconstitute the Board of Directors and Statutory Auditors of Primus KK as set forth below.

Both Primus and TCI are willing to waive their preferential rights to receive this additional stock under Article 8 of the Articles of Incorporation of Primus KK.

To accomplish the foregoing, TCI, BCC and Primus are entering into this First Amendment to the Agreement in accordance with Article 22 of the Agreement.

Agreement
For good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

Section 1.       Defined Terms
Except as expressly defined in this Amendment, capitalized terms shall have the same meanings ascribed to them in the Agreement.

Section 2.       Amendment

2.1     Amendments.  The Agreement is hereby amended as follows:
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        (a)  BCC is hereby added as a party to the Agreement.

        (b) Article 1 is amended to provide that TCI and BCC shall have an aggregate 85.71% voting interest and Primus 14.29% voting interest.

        (c) Article 4(4) is amended to include a provision that Board of Directors meetings shall be held on 14 days' notice and that, if necessary to allow directors to attend, the corporation may hold Board of Directors meetings by telephonic or video conferencing from time to time.

        (d) Article 3(2) is amended to provide that Shareholders meetings shall be held on 4 weeks' notice.

        (e) Article 4(1) amended to provide that the Board is to be comprised of six (6) Directors, of which five (5) Directors shall be elected from candidates nominated by TCI and BCC and one (1) Director shall be elected from a candidate nominated by Primus.
















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       (f)     Article 5 is amended to provide that TCI and BCC shall appoint both auditors.

2.2    Documentation; Translations.  Within ten days of the execution of this
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Amendment (the "Amendment Date"), TCI shall ensure that the Japanese version of the Agreement is amended to reflect the terms to which the parties agree in this Amendment and that all necessary Japanese government approvals and filings have been obtained or made. On or before the Amendment Date, TCI shall also prepare Japanese versions of all such corporate instruments as are necessary to effect the transactions contemplated by this Amendment (the "Corporate Instruments"). The Corporate Instruments shall include, without limitation, the following:

       (a) a resolution of the board of directors authorizing the issuance of 500 additional shares of common stock to BCC such that the total outstanding shares equal 700 shares: 100 held by Primus, 100 held by TCI and 500 held by BCC;

       (b) an amendment to the Articles of Incorporation of Primus KK to provide for up to six directors, and to incorporate the additional notice periods set forth in Section 2.1(c) and (d) above for shareholders and directors meetings if necessary;

       (c) written resolutions of Primus KK's directors and shareholders (i) consenting to the changes described in paragraphs (a) and (b) above; (ii) approving BCC's purchase of shares of common stock as above set forth; (iii) accepting the resignation of one of the directors and the Statutory Auditor designated by Primus; and (iv) appointing TCI's designees to fill the newly created vacancies on the Board of Directors and the vacant seat of the Statutory Auditor.

2.3   Effective Date of Japanese Versions.  On or before the Amendment Date, TCI
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shall provide Primus with true, accurate and correct English translations of the
Japanese versions of the amended Agreement and the Corporate Instruments. Until Primus receives such translations, the provisions of this English version shall prevail among the parties, notwithstanding any provision of the Agreement to the contrary.

Section 3.     TCI's Purchase of Additional Stock
3.1   Stock Purchase.  Upon execution of this Amendment, BCC shall pay Primus KK
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Twenty Five Million Yen (Y25,000,000) in readily available funds (the "Stock
Purchase Price"). As soon as possible thereafter, but in any event upon the Corporate Instruments becoming effective, Primus KK shall issue to BCC Five Hundred (500) shares of common stock of Primus KK.

3.2   Appointments to Board of Directors; Change in Statutory Auditor.  On the
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Amendment Date, Primus shall cause one of the Primus KK Directors designated by
Primus to resign. Following such resignation, TCI and BCC shall designate three directors to fill the three empty positions on Primus KK's Board of Directors such that, after such change, TCI and BCC will occupy five Board Seats and Primus will occupy one Board seat. In addition, Primus shall cause its Statutory Auditor to resign, and TCI and BCC shall appoint a Statutory Auditor in his stead.

3.3   Allocation of Profits.  Upon BCC's payment of the Stock Purchase Price to
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Primus KK, TCI, BCC and Primus shall allocate Primus KK's profits and losses in the proportions of their respective ownership of shares of Primus KK common stock.

Section 4.     Board Representation, Etc.
4.1     Execution of Corporate Instruments.  Each of the parties to this
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Amendment shall execute the Japanese version of the amendment to the Agreement and the Corporate Instruments, as necessary to effect the terms of this Amendment.

Section 5.     Exclusive Distribution Agreement.
Notwithstanding anything to the contrary in the Joint Venture Agreement, the parties agree that TCI shall


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be granted the rights set forth in the Primus Communications Corporation
Exclusive Distribution License Agreement.

Section 6.     Ongoing Joint Venture.
Primus and Primus KK shall each negotiate in good faith to establish a mutually acceptable exclusive distribution license agreement between them, under which Primus KK has exclusive worldwide rights for marketing, distribution and licensing of all Asian language equivalents of all of Primus' products.

Section 7.     Miscellaneous.
Except as expressly amended by this Amendment, the Agreement shall remain unaltered and in full force and effect.


Executed as of the date set forth above.

PRIMUS COMMUNICATIONS                          TRANS COSMOS, INC.
CORPORATION

By: /s/ Steven L. Sperry                       By:   /s/ Yasuki Matsumoto
   ----------------------------------------          --------------------------
   Steven L. Sperry                                  Yasuki Matsumoto
                                                     --------------------------
Its:  President and Chief Executive Officer    Its:  Director
                                                     --------------------------

BEST CAREER COMPANY

By:  /s/ Naka Ichiyanagi
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    Naka Ichiyanagi
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Its: President
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ACCEPTED:

PRIMUS COMMUNICATIONS CORP. JAPAN

/s/ (signature illegible)
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By:

Its: